Exhibit 4.2

EXECUTION COPY

PRIMUS TELECOMMUNICATIONS IHC, INC.,

as Issuer,

THE GUARANTORS NAMED HEREIN

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Indenture

Dated as of February 26, 2007

14.25% Senior Secured Notes Due 2011

14.25% Series B Senior Secured Notes Due 2011

i

Section 14.05	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	95
Section 14.06	Reinstatement	95

	TESTIMONIUM SIGNATURE AND SEALS

EXHIBIT A	Form of Note

EXHIBIT B	Form of Guarantee

EXHIBIT C	Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors

v

INDENTURE, dated as of February 26, 2007, between PRIMUS TELECOMMUNICATIONS IHC, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Issuer”), PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called “Group”), PRIMUS TELECOMMUNICATIONS HOLDING, INC., a corporation duly organized and existing under the laws of the State of Delaware (“Holding” and, together with Group, “Parent” or the “Parent Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE GUARANTORS

The Issuer has duly authorized the creation of an issue of 14.25% Senior Secured Notes Due 2011 (the “Initial Notes”) and 14.25% Series B Senior Secured Notes Due 2011 (the “Exchange Notes” and, together with the Initial Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

The Guarantors (as defined herein) have duly authorized the Guarantee (as defined herein).

Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer in accordance with their terms and to make this Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meaning assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Person or assumed in connection with an Asset Acquisition by a Restricted Person and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Person or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or upon the consummation of the transactions by which such Person becomes a Restricted Person or such Asset Acquisition shall not be Indebtedness.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Notes” means any Notes issued subsequent to the Closing Date (other than Exchange Notes issued in exchange for Initial Notes) in accordance with the terms of this Indenture, including Section 3.01, Section 3.03 and Section 10.11.

“Additional Interest” means all special interest then owing pursuant to Section 2(c) of the Registration Rights Agreement.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of the Indenture, “Affiliate” shall be deemed to include Mr. K. Paul Singh.

“Agent Member” has the meaning specified in Section 3.06.

“Asset Acquisition” means (i) an investment by any Restricted Person in any other Person pursuant to which such Person shall become a Restricted Person or shall be merged into or consolidated with any Restricted Person or (ii) an acquisition by any Restricted Person of the property and assets of any Person other than any Restricted Person that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by any Restricted Person (other than to another Restricted Person) of (i) all or substantially all of the Capital Stock of any

Restricted Person (other than Group) or (ii) all or substantially all of the assets that constitute a division or line of business of any Restricted Person.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by any Restricted Person to any Person other than (x) a Restricted Person or Restricted Subsidiary of any Restricted Person or (y) if Parent is not a Restricted Person, the property or assets are not Collateral and such sale, transfer or other disposition is permitted by Section 10.12 and Section 10.13, Parent or a Restricted Subsidiary of Parent of (i) all or any of the Capital Stock of any Subsidiary of such Restricted Person, (ii) all or substantially all of the property and assets of an operating unit or business of any Restricted Person or (iii) any other property and assets of any Restricted Person outside the ordinary course of business of such Restricted Person and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of any Restricted Person and which, in the case of any of clause (i), (ii) or (iii) above, whether in one transaction or a series of related transactions, (a) have a Fair Market Value in excess of $5.0 million or (b) are for net proceeds in excess of $5.0 million; provided that (i) sales or other dispositions of inventory, receivables, Marketable Securities and other current assets in the ordinary course of business; (ii) grants of leases or licenses in the ordinary course of business; (iii) any sale, transfer, assignment or other disposition of property that is damaged, worn-out, obsolete or no longer suitable for use in the ordinary course of business; (iv) sales or other dispositions of assets for consideration at least equal to the Fair Market Value (as determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (i)(B) of the second paragraph of Section 10.17; (v) grants of Voting Stock or options or other rights to acquire shares of Voting Stock (or issuances of Voting Stock upon the exercise of such options or other rights) made to employees or directors as described in clause (iii) of Section 10.14; and (vi) issuances of Capital Stock by Unrestricted Subsidiaries, shall not be included within the meaning of “Asset Sale.”

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means the Board of Directors of Group, Holding or the Issuer, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Group, Holding or the Issuer, as the case may be, to have been duly adopted by the Board of Directors of Group, Holding or the Issuer, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and “Capitalized Lease Obligation” means the discounted present value of the rental obligations under such lease.

“Change of Control” means such time as (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of Group on a fully diluted basis; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of Group (together with any directors who are members of the Board of Directors of Group on the date hereof and any new directors whose election by the Board of Directors of Group or whose nomination for election by Group’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors of Group then still in office who either were members of the Board of Directors of Group at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors of Group then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Group and its Subsidiaries taken as a whole to any such “person” or “group” (other than to Group or a Restricted Subsidiary); (iv) the merger or consolidation of Group with or into another corporation or the merger of another corporation with or into Group with the effect that immediately after such transaction any such “person” or “group” of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation; (v) the adoption of a plan relating to the liquidation or dissolution of Parent or the Issuer; (vi) Group shall fail to own 100% of the issued and outstanding Voting Stock of Holding; or (vii) Holding shall fail to own 100% of the issued and outstanding Voting Stock of the Issuer.

“Change of Control Offer” has the meaning specified in Section 10.10.

“Change of Control Payment” has the meaning specified in Section 10.10.

“Change of Control Payment Date” has the meaning specified in Section 10.10.

“Closing Date” means February 26, 2007.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property and assets of the Issuer and the Subsidiary Guarantors and 65% of the voting stock of the first tier Subsidiaries of Primus Telecommunications International, Inc.; provided that the property and assets of the Parent

Guarantors shall be deemed to be Collateral in certain circumstances in accordance with the provisions of Section 8.03; provided further that the Collateral will in no event include more than 65% of the Capital Stock of Primus Telecommunications International, Inc.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent under the Collateral Documents, or its successor or assign thereunder.

“Collateral Documents” means, collectively, all agreements, deeds of trust, mortgages, instruments, documents, pledges or filings and all other security documents hereafter delivered to the Trustee granting a Lien on Collateral in favor of the Trustee, for the benefit of the Holders, as amended, amended and restated, modified, renewed, replaced or restructured from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow” means, with respect to a Restricted Person, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Restricted Person and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Fixed Charges” means, for any period, Consolidated Interest Expense plus dividends declared and payable on Preferred Stock of the Restricted Persons.

“Consolidated Interest Expense” means, with respect to a Restricted Person, for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by such Restricted Person or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease obligations paid, accrued or scheduled to be paid or to be accrued by such Restricted Person and its Restricted Subsidiaries during such period.

“Consolidated Net Income” means, with respect to a Restricted Person, for any period, the aggregate consolidated net income (or loss) of such Restricted Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 10.12, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Person or is merged into or consolidated with such Restricted Person or all or substantially all of the property and assets of such Person are acquired by such Restricted Person or any of its Restricted Subsidiaries; (ii) any gains or losses (on an after-tax basis) attributable to Asset Sales by such Restricted Person or any of its Restricted Subsidiaries; (iii) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 10.12, any amount paid or accrued as dividends on Preferred Stock of such Restricted Person or Preferred Stock of any Restricted Person owned by Persons other than such Restricted Person and any of its Restricted Subsidiaries; (iv) all extraordinary gains and extraordinary losses; and (v) the net income (or loss) of any Person (other than net income (or loss) attributable to a Subsidiary of such Restricted Person) in which any Person (other than any Restricted Person) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Restricted Person or any of its Restricted Subsidiaries by such other Person during such period.

“Corporate Trust Office” means, for purposes of presentation or surrender of Notes for payment, registration, transfer, exchange, conversion or purchase or for service of notices or demands upon the Issuer and for all other purposes under this Indenture, the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of execution of this Indenture is located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services), or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer.

“corporation” includes corporations, associations, companies and business trusts.

“covenant defeasance” has the meaning specified in Section 14.03.

“Credit Facilities” means one or more credit agreements, debt facilities, indentures or commercial paper facilities with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement and any other arrangement and agreement designed to provide protection against fluctuations in currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.09.

“defeasance” has the meaning specified in Section 14.02.

“Designated Subsidiaries” has the meaning specified in Section 10.14.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Eligible Accounts Receivable” means the accounts receivables (net of any reserves and allowances for doubtful accounts in accordance with GAAP) of any Person that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent consolidated balance sheet of such Person filed with the Commission, all in accordance with GAAP.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated “A-3” or higher or “A-” or higher according to Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) respectively, at the time as of which any investment or rollover therein is made.

“Employment Agreement” means the employment agreement between Group and Mr. K. Paul Singh, dated June 1994.

“Equity Offering” means a private or public offering or sale for cash of the Common Stock of Group.

“Event of Default” has the meaning specified in Section 5.01.

“Excess Proceeds” has the meaning specified in Section 10.17.

“Excess Proceeds Offer” has the meaning specified in Section 10.17.

“Excess Proceeds Payment” has the meaning specified in Section 10.17.

“Excess Proceeds Payment Date” has the meaning specified in Section 10.17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that such Exchange Notes shall be registered under the Securities Act and will not contain (i) transfer restrictions or (ii) certain provisions relating to the increase in the interest rate of such Exchange

Notes) that are issued and exchanged for Initial Notes pursuant to the Registration Rights Agreement and this Indenture.

“Exchange Offer” means the offer by the Issuer to the Holders of Initial Notes to exchange Initial Notes for Exchange Notes, as provided in the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of Parent or any Restricted Person outstanding on the date of this Indenture.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

“First Lien” means (a) the Liens on all of the assets and equity of Parent and the subsidiaries of Parent and that secure, or purport to secure, the obligations of the borrowers and the guarantors under the First Lien Term Loan Credit Facility, pursuant to the First Lien Term Loan Collateral Agreement and (b) any Lien on the assets or equity of any Restricted Person that secures or purports to secure the obligations of any Restricted Person under any Other First Lien Indebtedness, pursuant to any Other First Lien Collateral Documents.

“First Lien Term Loan Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of February 18, 2005 among Group, as parent, Holding, as borrower, and certain of Holding’s subsidiaries in favor of Lehman Commercial Paper Inc., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

“First Lien Term Loan Credit Facility” means the term loan agreement, dated as of February 18, 2005 among Group, as parent, Holding, as borrower, the several banks and other financial institutions or entities from time to time parties thereto, as lenders, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent, and Lehman Commercial Paper Inc., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note” has the meaning set forth in Section 2.01.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

“Group” means Primus Telecommunications Group, Incorporated.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 12.01.

“Guarantor” means each of the Parent Guarantors and the Subsidiary Guarantors.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person (unless such Person is an Unrestricted Subsidiary); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination and, with respect to any Restricted Subsidiary that is not a Guarantor, any Preferred Stock; and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indebtedness to Consolidated Cash Flow Ratio” has the meaning specified in Section 10.11.

“Indemnification Arrangements” means provisions in the bylaws or other charter or organizational documents of any Restricted Persons or agreements, in each case providing for the indemnification of directors, officers, employees, consultants and agents of any Restricted Person in the ordinary course of business.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Notes” has the meaning stated in the first recital of this Indenture.

“Intercreditor Agreement” means the intercreditor agreement to be entered into among the parties holding First Liens, the Trustee, the Issuer and the Guarantors, as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means interest rate swap agreements, interest rate cap agreements, interest rate insurance, and other arrangements and agreements designed to provide protection against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of any Restricted Person) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary,” Section 10.12 and Section 10.14, (i) “Investment” shall include (a) the Fair Market Value of the assets (net of liabilities) of any Restricted Person at the time that such Restricted Person is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Person and (b) the Fair Market Value, in the case of a sale of Voting Stock in accordance with Section 10.14 such that a Person no longer constitutes a Restricted Subsidiary, of the Voting Stock and other Investments in such Person not sold or disposed of and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith. The amount of any Investment “outstanding” at any time shall be deemed to be equal to the amount of such Investment on the date made, less return of capital, repayment of loans, and release of Guarantees, in each case of or to any Restricted Person with respect to such Investment (up to the amount of such Investment on the date made).

“Issuance Date” means, with respect to any Initial Notes, the date on which such Initial Notes are originally issued, which in the case of the Original Notes shall be the Closing Date and which in the case of any Additional Notes shall occur after the Closing Date.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Marketable Securities” means: (i) Government Securities that have a remaining weighted average life to maturity of not more than 18 months from the date of Investment therein; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 180 days after the date of acquisition issued by a corporation (other than an Affiliate of Group) with a rating, at the time as of which any investment therein is made, of “P-1” or higher according to Moody’s Investors Service, Inc., or “A-1” or higher according to Standard & Poor’s Rating Group (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); (iv) any banker’s acceptance or money market deposit accounts issued or offered by an Eligible Institution; (v) repurchase obligations with a term of not more than 30 days for Government Securities entered into with an Eligible Institution; and (vi) any fund 95% of the assets of which consist of investments of the types described in clauses (i) through (v) above.

“Maturity”, when used with respect to any Notes, means the date on which the principal of such Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Net Cash Proceeds” means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to any Restricted Person) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of, without duplication, (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale and any relocation or severance expenses incurred as a result thereof, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Restricted Persons, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, (iv) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; (v) appropriate amounts to be provided by any Restricted Person as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (vi) any reserves that the Board of Directors of Group determines in good faith should be made in respect of the sale price of the property or assets subject to such Asset Sale for post-closing adjustments, provided that upon resolution of any such adjustments any reserves, to the extent such reserves exceed any amounts paid as a result of such adjustment, shall become Net Cash Proceeds; and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Registration Opinion and Supporting Evidence” has the meaning specified in Section 3.07.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.05.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture, including Additional Notes. For all purposes of this Indenture, the term “Notes” shall include any Exchange Notes to be issued and exchanged for any Initial Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, (A) all Initial Notes and Exchange Notes (including, to the extent provided in clause (B), Additional Notes) shall vote together as one series of Notes under this Indenture and (B) all Additional Notes that are of the same series as other Notes and bear the same CUSIP numbers as such other Notes shall vote together with such other Notes as one series of Notes under this Indenture.

“Obligors” means Group, Holding and the Issuer.

“Officer’s Certificate” means, with respect to the Issuer or Parent, a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer or Parent (as applicable) and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or Parent, including an employee of the Issuer or Parent, and who shall be acceptable to the Trustee.

“Original Notes” means the Initial Notes issued to the Holders on the Closing Date.

“Other First Lien Collateral Documents” means, collectively, all agreements, deeds of trust, mortgages, instruments, documents, pledges or filings and all other security documents granting a Lien in the Capital Stock or assets of any Restricted Person for the benefit of the creditors under any Other First Lien Indebtedness, as amended, amended and restated, modified, renewed, replaced or restructured from time to time.

“Other First Lien Indebtedness” means, with respect to any Restricted Person, any Indebtedness of such Restricted Person under any Credit Facilities (other than the First Lien Term Loan Credit Facility) that is Incurred pursuant to clause (i) of paragraph (b) of Section 10.11 and that is secured by a Lien on the Capital Stock or assets of any Restricted Person; provided that (i) the secured parties under such Indebtedness are party to the Intercreditor Agreement and (ii) the aggregate principal amount of Other First Lien Indebtedness and the principal amount of the First Lien Term Loan Credit Facility shall at not at any time exceed $100,000,000 plus an amount of capitalized and unpaid interest and fees not exceeding $10,000,000.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes, except to the extent provided in Sections 14.02 and 14.03, with respect to which the Issuer has effected defeasance and/or covenant defeasance as provided in Article XIV; and

(iv) Notes which have been paid pursuant to Section 3.08 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer whose determination shall be conclusive and evidenced by a Board Resolution;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

“Parent” means each Person named as “Parent” in the first paragraph of this Indenture until, with respect to either Parent, a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor Person.

“Parent Guarantors” means Primus Telecommunications Group, Incorporated and Primus Telecommunications Holding, Inc., in their capacity as guarantors of the Notes pursuant to the Guarantee.

“Parent Lien Prohibitions” means (a) Section 10.16 of the Indenture dated as of January 16, 2004 governing the 8% Senior Notes Due 2014 of Holding, (b) Section 10.16 of the Indenture dated as of October 15, 1999 governing the 12.75% Senior Notes Due 2009 of Group and (c) any similar restrictions in the First Lien Term Loan Credit Facility or Intercreditor Agreement.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Permitted Business” means the business of (i) transmitting, or providing services, including consulting services, relating to the transmission of, voice, video or data through owned or leased transmission facilities or through wireless or internet protocols and facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i) or (ii) above; provided that the determination of what constitutes a Permitted Business shall be made in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution.

“Permitted Investment” means (i) an Investment in Parent, a Restricted Person, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a

Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, a Restricted Person; (ii) any Investment in Marketable Securities; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of the Restricted Persons and that do not in the aggregate exceed $5.0 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments or received in connection with the restructuring or workout of obligations of, or the bankruptcy of, suppliers, or customers, or received pursuant to a plan of reorganization of any supplier or customer in settlement of delinquent obligations or disputes with customers or suppliers; (vi) any Investments arising under Currency Agreements and Interest Rate Agreements designed solely to protect Parent or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates; (vii) any of the Notes; (viii) Investments in any Person or Persons received as consideration for Asset Sales by any Restricted Person to the extent permitted under Section 10.17; (ix) Investments in any Person at any one time outstanding (measured on the date each such Investment was made without giving effect to subsequent changes in value) in an aggregate amount not to exceed 10.0% of the Issuer’s total consolidated assets; (x) an Investment in no more than one entity identified in an Officer’s Certificate delivered to the Trustee equal to the excess of (i) the Fair Market Value of the Voting Stock and other Investments remaining in such entity upon the date it no longer constitutes a Restricted Subsidiary over (ii) the amount that would then be permitted to be made as a Restricted Payment or Permitted Investment under Section 10.12 and this definition of “Permitted Investments”; provided that the amount of such excess shall be included in calculating whether the conditions of clause (C) of the first paragraph of Section 10.12 have been met with respect to any subsequent Restricted Payments; and (xi) Investments existing on the Closing Date.

“Permitted Liens” means (i) Liens for taxes, assessments, governmental charges or claims that are not yet delinquent that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, trade contracts, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of Parent or any of its Restricted Subsidiaries, taken as a whole; (vi) Liens (including extensions and renewals thereof) upon real or personal property purchased or leased after the Closing Date; provided that

(a) such Lien is created solely for the purpose of securing Indebtedness Incurred in compliance with Section 10.11 (1) to finance the cost (including the cost of design, development, construction, acquisition, installation, improvement or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Restricted Persons, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of any Restricted Person relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of any Restricted Person other than the property or assets acquired and were not created in contemplation of such transaction; (xii) INTENTIONALLY OMITTED; (xiii) Liens arising from the rendering of an interim or final judgment or order against any Restricted Person that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Restricted Person in the ordinary course of business in accordance with past practice of such Restricted Person prior to the Closing Date; (xviii) Liens existing on the Closing Date; (xix) Liens granted after the Closing Date on any assets or Capital Stock of any Restricted Person created in favor of the Holders; (xx) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iv) of paragraph (b) of Section 10.11; provided that such Liens do not extend to or cover any property or assets of any Restricted Person other than the property or assets or, in the case of accounts receivables and inventories and to the extent covered by the terms of the Indebtedness being refinanced, properties or assets of the same category as the property or assets, securing the Indebtedness being refinanced; (xxi) Liens on the property or assets of a Restricted Subsidiary of Holding that is not a Guarantor securing Indebtedness of such Subsidiary which Indebtedness is permitted under this Indenture; (xxii) Liens securing Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing, in each case to the extent such Liens are on the pollution control or abatement facilities or other property being constructed, installed or financed; (xxiii) Liens extending, renewing or replacing any of the foregoing Liens, provided that the principal amount of Indebtedness or other obligation secured by such Lien is not increased or the maturity thereof shortened and such Lien is not extended to cover additional Indebtedness, obligations or property (other than, in the case of accounts receivables and inventories, property of the same category to the extent the terms of the Lien being extended, renewed or replaced extended to or covered such category of property); and (xxiv) Liens on any proceeds (including without limitation insurance, condemnation, eminent domain and analogous proceeds) or products of any property or assets a Lien over which is a Permitted Lien as referred to in clauses (i) through (xxiii) above.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.01.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.08 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such preferred or preference stock.

“Private Placement Legend” has the meaning specified in Section 2.02.

“Pro Forma Consolidated Cash Flow” means, with respect to a Restricted Person, for any period, the Consolidated Cash Flow of such Restricted Person for such period calculated on a pro forma basis to give effect to any Asset Disposition or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) by such Restricted Person during such period as if such Asset Disposition or Asset Acquisition had taken place on the first day of such period.

“Proportionate Share” means, as of any date of calculation, an amount equal to (i) the outstanding principal amount of Notes as of such date, divided by (ii) the sum of the outstanding principal amount of Notes as of such date plus the outstanding principal amount as of such date of all other Indebtedness (other than Subordinated Indebtedness) of the Issuer the terms of which obligate the Issuer to make a purchase offer in connection with the relevant Excess Proceeds or the Asset Sale giving rise thereto and the terms of which provide for proration of the amount of such Indebtedness to be purchased with Excess Proceeds.

“Purchase Money Obligations” means, with respect to each Person, obligations, other than those under Capitalized Leases, Incurred or assumed in the ordinary course of business in connection with the purchase of property to be used in the business of such Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redeemable Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “Asset Sale” or “Change of Control” occurring prior to the Stated Maturity of the Notes will not constitute Redeemable Stock if the “Asset Sale” or “Change of Control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 10.17 and 10.10 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of such Notes as are required to be repurchased pursuant to Section 10.17 and Section 10.10.

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means (i) the Registration Rights Agreement between the Issuer, Parent, the Subsidiary Guarantors and the Holders party thereto dated as of February 26, 2007, concerning the registration and exchange of the Original Notes and (ii) any other similar Registration Rights Agreement relating to any Additional Notes.

“Registration Statement” means a Registration Statement as defined in the Registration Rights Agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Resale Restriction Termination Date” has the meaning specified in Section 2.02.

“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Notes” has the meaning set forth in Section 2.02.

“Restricted Payments” has the meaning specified in Section 10.12. Any Restricted Payments made other than in cash shall be valued at Fair Market Value.

“Restricted Person” means (i) the Issuer, (ii) the Subsidiary Guarantors, (iii) each Subsidiary of the Issuer and the Subsidiary Guarantors other than an Unrestricted Subsidiary and (iv) to the extent the Guarantee of Group or Holding is secured pursuant to Section 8.03 or otherwise, Group or Holding, as the case may be.

“Restricted Subsidiary” means, with respect to any Person that is a Restricted Person, any Subsidiary of such Person other than an Unrestricted Subsidiary (including, if Group is a Restricted Person, Holding and if Holding is a Restricted Person, the Issuer).

“Secured Note Lien” means the Liens on the Collateral in favor of the Collateral Agent for the benefit of the Holders pursuant to the Collateral Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means, at any date of determination, any Subsidiary of Parent that, together with such Subsidiary’s Subsidiaries, (i) for the most recent fiscal year of Parent, accounted for more than 10% of the consolidated revenues of Parent or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Parent, all as set forth on the most recently available consolidated financial statements of Parent for such fiscal year.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.09.

“Stated Maturity” means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” means (i) with respect to the Issuer, Indebtedness of the Issuer subordinated in right of payment to the Notes and (ii) with respect to a Guarantor, Indebtedness of such Guarantor subordinated in right of payment to such Guarantee.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantors” means all guarantors under the First Lien Term Loan Collateral Agreement (except for Primus Telecommunications International, Inc.) and any other Person (other than the Parent Guarantors) that executes a supplemental indenture in which such Person agrees to be bound by the terms of this Indenture as a Guarantor as described in Section 10.18 or in any other manner permitted by the terms of this Indenture, and, except to the extent the applicable Guarantee is released in accordance with the applicable provisions of this Indenture, their respective successors and assigns (other than the Issuer); provided that a Person shall cease to be a Guarantor following the release of its Guarantee as described in Section 10.18.

“Trade Payables” means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by Parent or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by Parent or any of its Restricted Subsidiaries that is a Guarantor, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unclaimed Excess Proceeds” means the amount of Excess Proceeds remaining immediately after the making of an Excess Proceeds Payment (exclusive of any Excess Proceeds not theretofore subject to an Excess Proceeds Offer) in accordance with Section 10.17.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in New York State.

“Unrestricted Subsidiary” means (i) any Subsidiary of any Guarantor or the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Group in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Group may designate any Restricted Subsidiary of any Guarantor or the Issuer (including any newly acquired or newly formed Subsidiary of any Guarantor or the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Person; provided that (A) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 10.12, and (B) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness. The Board of Directors of Group may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of any Guarantor or the Issuer; provided that immediately after giving effect to such designation (x) the Restricted Persons could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 10.11 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of Group shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Unrestricted Subsidiary Indebtedness” means Indebtedness of any Unrestricted Subsidiary (i) as to which no Restricted Person is directly or indirectly liable (by virtue of such Restricted Person being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of any Restricted Person to declare, a default on such Indebtedness of any Restricted Person or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“U.S. Government Obligations” has the meaning specified in Section 14.04.

“Vice President”, when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture notes” means the Notes;

“indenture note holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture notes means the Issuer, Parent or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

Section 1.03 Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.08(a)) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or Parent may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or Parent stating that the information with respect to such factual matters is in the possession of the Issuer or Parent, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or Parent. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and Parent, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Issuer or Parent shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, such Obligor may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but such Obligor shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.06 Notices, Etc. to Trustee, Obligors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by an Obligor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including facsimile) to or with the Trustee at its Corporate Trust Office, or

(2) an Obligor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including facsimile) and mailed, first-class postage prepaid, to the such Obligor addressed to it at 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, or at any other address previously furnished in writing to the Trustee by the Issuer.

Section 1.07 Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders by the Issuer, Parent or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns. All covenants and agreements in this Indenture by an Obligor shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law. This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. Upon the issuance of Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. Each of the parties hereto submits to the jurisdiction of the U.S. federal and any New York state court located in the Borough of Manhattan, City and State of New York with respect to any actions brought against it as defendant in any suit, action or proceeding arising out of or relative to this Indenture or the Notes and waives any rights to which it may be entitled on account of place of residence or domicile.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.13 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

Section 1.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE II

NOTE FORMS

Section 2.01 Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required by law, or to comply with the rules of any securities exchange or agreements to which the Issuer is subject or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on the Notes.

The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Issuer, Parent and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Initial Notes shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A and contain each of the legends set forth in Section 2.02 (the “Global Note”), registered in the name of the Depositary or the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, or on the Schedule of Increases or Decreases of Global Note attached thereto, as hereinafter provided.

Notes issued pursuant to Section 3.06(b) in exchange for or upon transfer of beneficial interests in the Global Note shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the “Physical Notes”), except that such Physical Note shall not have the legend set forth in Section 2.02(b).

The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

Exchange Notes shall be substantially in the form set forth in Exhibit A.

Section 2.02 Restrictive Legends.

(a) Unless and until (x) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (y) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, the Global Note and each Physical Note shall bear the following legends (the “Private Placement Legend”) on the face thereof (such Notes being “Restricted Notes”):

(i) THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH PRIMUS TELECOMMUNICATIONS IHC, INC. (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO PERSONS THAT ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IF APPLICABLE OR (F) PURSUANT TO ANOTHER AVAILABLE

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(b) Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.06 AND 3.07 OF THE INDENTURE.

ARTICLE III

THE NOTES

Section 3.01 Titles and Terms.

The aggregate principal amount of Notes to be authenticated and delivered under this Indenture is limited to $200,000,000, subject to the conditions set forth herein and to compliance with Section 10.11.

With respect to any Additional Notes issued after the Closing Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 3.08, 9.06, 10.10, 10.17 or 11.08), there shall be (i) established in or pursuant to a Board Resolution of the Issuer and (ii) (A) set forth or determined in the manner provided in an Officer’s Certificate of the Issuer or (B) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount of such Additional Notes which may be authenticated or delivered under this Indenture;

(2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue;

(3) whether the CUSIP number for such Additional Notes shall be the same as that for the Notes issued on the Closing Date;

(4) whether such Additional Notes shall be deemed to be of the same series as the Notes issued on the Closing Date;

(5) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Section 2.02 and any circumstances in addition to or in lieu of those set forth in Section 3.07 under which any such Global Notes may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Notes in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Notes or a nominee thereof;

(6) if applicable, that such Additional Notes shall not be issued in the form of Initial Notes, but shall be issued in the form of Exchange Notes; and

(7) any other terms applicable to such Additional Notes.

If any of the terms of any Additional Notes are established by action taken by a Board Resolution, a copy of the appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or any indenture supplemental hereto setting forth the terms of such Additional Notes.

The Initial Notes shall be known as the “14.25% Senior Secured Notes Due 2011” and the Exchange Notes shall be known as the “14.25% Series B Senior Secured Notes Due 2011,” in each case, of the Issuer. The Stated Maturity of the Notes shall be May 20, 2011, and the Notes shall bear interest at the rate of 14.25% per annum from the Issuance Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on May 31 and November 30 in each year, commencing on May 31, 2007, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

With respect to Global Notes only, if a Holder has given wire instructions to the Issuer, the Issuer will pay all principal of (and premium and Additional Interest, if any) and interest on such Holder’s Notes in accordance with those instructions. Otherwise, the principal of (and premium and Additional Interest, if any) and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose; provided, however, that, at the option of the Issuer, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

The Notes shall be redeemable as provided in Article XI.

Section 3.02 Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof; provided that Notes issued to a Holder that certifies that it is an Accredited Investor on the form set forth as Exhibit C pursuant to Section 3.07 shall be issuable only in registered form without coupons and only in denominations of $250,000 and any integral multiple of $1,000 in excess thereof.

Section 3.03 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by its Chairman, its President or a Vice President, and attested by its Secretary, an Assistant Secretary or any Vice President. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Initial Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Initial Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Initial Notes. On Issuer Order, the Trustee shall authenticate for original issue Exchange Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and an Issuer Order for the authentication of such securities certifying that all conditions precedent to the issuance have been complied with (including the effectiveness of a registration statement related thereto). In each case, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Issuer that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes or Exchange Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A, duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Issuer, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Section 3.04 Temporary Note.

Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 3.05 Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.02, the Issuer shall execute, and upon Issuer Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and upon Issuer Order the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officer’s Certificate from the Issuer confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and that the Initial Notes to be exchanged for the Exchange Notes shall be canceled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.06, 10.10, 10.17 or 11.08 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes to be redeemed under Section 11.04 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.06 Book-Entry Provisions for Global Notes.

(a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in Section 3.07 and (ii) Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note, in the event that (A) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Note or the Depositary ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days or (B) the Issuer, at its option, notifies the Trustee that it elects to cause issuance of the Notes in the form of permanent certificated Notes. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 3.07. In connection with the transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of Physical Notes of authorized denominations.

(c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d) Any Physical Note delivered in exchange for an interest in the Global Note pursuant to paragraph (b) of this Section shall, unless such change is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 3.07, bear the Private Placement Legend.

(e) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(f) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

Section 3.07 Transfer Provisions.

(a) General. The provisions of this Section 3.07 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note.

(b) Certain Definitions. As used in this Section 3.07 only, “delivery” of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; “holding” includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; “transferring” a Global Note means transferring that portion of the principal amount of the transferor’s beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and “transferring” a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Note Registrar that it has agreed to transfer.

As used in this Indenture, “Non-Registration Opinion and Supporting Evidence” means a written opinion of counsel reasonably acceptable to the Issuer to the effect that, and such other certification or information as the Issuer may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(c) Procedures and Requirements. Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 3.06 and Section 3.07(c)(i) below, (B) transfers or exchanges of a beneficial interest in a Global Note for an interest in the same or another Global Note shall comply with Section 3.06 and Section 3.07(c)(ii) below, (C) transfers of a beneficial interest in a Global Note for a Physical Note shall comply with Section 3.05,

Section 3.06(b) and Section 3.07(c)(iii)Section 3.07(c)(ii) below and (D) transfers of a Physical Note shall comply with Section 3.05 and Sections 3.07(c)(iv) and (v) below.

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Physical Note that is issued in exchange for a Global Note. No transfer of a Global Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 3.07(c)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 3.07.

(ii) Transfer or Exchange of a Beneficial Interest in a Global Note for a Beneficial Interest in the Same or Another Global Note.

(1) A beneficial interest in a Global Note may not be transferred or exchanged for a beneficial interest in another Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request to transfer or exchange of a beneficial interest in a Global Note in accordance with the procedures of the Depositary therefor for a beneficial interest in another Global Note, together with:

(A) so long as the Notes are Restricted Notes, certification in the form set forth in Exhibit C;

(B) written instructions to the Trustee to make, or direct the Registrar to make, in the case of a transfer or exchange of a beneficial interest in a Global Note for a beneficial interest in another Global Note, an adjustment on its books and records with respect to such Global Note to reflect a decrease and increase in the aggregate principal amount of the Notes represented by such Global Note, such instructions to contain information regarding the Depositary accounts to be credited with such decrease and increase; and

(C) so long as such Notes are Restricted Notes, if such transfer is being made pursuant to an exemption from registration and the Issuer or the Trustee so requests, a Non-Registration Opinion and Supporting Evidence,

then the Trustee, (x) shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Notes represented by the appropriate Global Note to be decreased by the aggregate principal amount that the other Global Note is increased and (y) in accordance with the standing instructions and procedures existing between the Depositary and the Registrar and the procedures for the Depositary therefor, shall debit and credit or cause to be debited or credited, as appropriate, to the accounts of the persons specified in such instructions a beneficial interest in the Global Note or Global Notes, as appropriate, equal to the amount of the beneficial interests so transferred or exchanged.

(2) Beneficial interests in a Global Note may be transferred to Persons who take delivery in the same Global Note in accordance with the procedures for the Depositary therefor and, if the Global Note is a Restricted Note, in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar or the Trustee to effect the transactions described in this Section 3.07(c)(ii)(2).

(3) Other than transfers to the Issuer or to an Affiliate of the Issuer, beneficial interests in a Global Note that is not a Restricted Note may not be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note that is a Restricted Note.

(iii) Transfer or Exchange of a Beneficial Interest in a Global Note for a Physical Note. A beneficial interest in a Global Note may not be exchanged for a Physical Note except upon satisfaction of the requirements set forth below and in Section 3.06(b). Upon receipt by the Trustee of a request for a transfer a beneficial interest in a Global Note in accordance with the procedures for the Depositary therefor for a Physical Note in the form satisfactory to the Trustee, together with:

(1) so long as the Notes are Restricted Notes, certification in the form set forth in Exhibit C;

(2) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(3) so long as such Notes are Restricted Notes, if such transfer is being made pursuant to an exemption from registration and the Issuer or the Trustee so requests, a Non-Registration Opinion and Supporting Evidence,

then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Notes represented by the Global Note to be decreased by the aggregate principal amount of the Physical Note to be issued, shall issue such Physical Note and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Physical Note so issued.

(iv) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar with a request:

(x) to register the transfer of such Physical Notes; or

(y) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Physical Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) so long as such Notes are Restricted Notes, such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Physical Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Physical Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Physical Notes are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Issuer so requests, Non-Registration Opinion and Supporting Evidence.

(v) Transfer of a Physical Note for a Beneficial Interest in a Global Note. A Physical Note may not be exchanged for a beneficial interest in a Global Note except upon receipt by the Trustee of the Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(1) so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit C, that such Physical Note is being transferred to a QIB in accordance with Rule 144A, or to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act; and

(2) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Physical Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Physical Note so cancelled. If no Global Notes are then Outstanding, the Issuer shall issue and the Trustee shall authenticate, upon an Issuer Order, a new Global Note in the appropriate principal amount.

(d) Execution, Authentication and Delivery of Physical Notes. In any case in which the Note Registrar is required to deliver a Physical Note to a transferee or transferor, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

(e) Certain Additional Terms Applicable to Physical Notes. Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

(f) Transfers Not Covered by Section 3.07(c). The Note Registrar shall effect and record, upon receipt of a written request from the Issuer so to do, a transfer not otherwise permitted by Section 3.07(c), such recording to be done in accordance with the otherwise applicable provisions of Section 3.07(c), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

(g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may conclusively rely upon a determination made by the Issuer) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(h) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is at least two years after the original issue date of the Initial Note (with respect to any Physical Note), (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Notes are exchanged for Exchange Notes pursuant to an Exchange Offer.

Section 3.08 Mutilated, Destroyed, Lost and Stolen Notes.

If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.08, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and shall require the payment of a sum sufficient to pay any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.08 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.09 Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, with respect to Global Notes only, by wire transfer of immediately available funds to the account specified by such Persons or, if no such account is specified, or with respect to all Notes other than Global Notes, at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided, however , that each installment of interest may at the Issuer’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.10, to the address of such Person as it appears in the Note Register or (ii) transferring the interest payment to an account located in the United States maintained by the payee.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer, with the written consent of the Trustee, shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.10 Persons Deemed Owners Prior to the due presentment of a Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.09) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 3.11 Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to, and promptly cancelled by, the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Issuer unless by Issuer Order the Issuer shall direct that cancelled Notes be returned to it after being appropriately designated as cancelled.

Section 3.12 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.13 CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers and other identifying information printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP numbers.

In the event that the Issuer shall issue and the Trustee shall authenticate any Additional Notes pursuant to this Indenture, the Issuer shall use its best efforts to obtain the same CUSIP number for such Additional Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Additional Notes is determined, pursuant to an Opinion of Counsel, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuer may obtain a CUSIP number for such series of Additional Notes that is different from the CUSIP number printed on the Notes then outstanding, in which event such Additional Notes shall be deemed to be a different series from the Notes issued on the date hereof.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall upon Issuer Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1) either

(a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.08 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b) all such Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest and Additional Interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at Stated Maturity or redemption, as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.06 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under the last paragraph of Section 10.03 shall survive.

ARTICLE V

REMEDIES

Section 5.01 Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of interest or Additional Interest, if any, on any Note when due and payable and continuance of such default for a period of 30 days; or

(2) default in the payment of principal of (or premium, if any, on) any Note at its Stated Maturity, upon acceleration, redemption or otherwise; or

(3) default in the payment of principal or interest or Additional Interest, if any, on any Note required to be purchased pursuant to an Excess Proceeds Offer as set forth in Section 10.17 or pursuant to a Change of Control Offer as set forth in Section 10.10; or

(4) failure to perform or comply with the provisions in Section 8.01; or

(5) default in the performance or breach of any covenant or agreement of the Issuer or the Guarantors in this Indenture, under the Notes or in the Collateral Documents (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 30 consecutive days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(6) there occurs with respect to any issue or issues of Indebtedness of any Restricted Person having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default; or

(7) any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Parent or any of its Restricted Subsidiaries and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(8) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Parent, the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of any of Parent, the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of Parent, the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

(9) Parent, the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of any of Parent, the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(10)(A) except as permitted by the Collateral Documents, any amendments thereto and the provisions of this Indenture, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the holders for 30 days after notice to Parent or the Issuer, (B) Parent or the Issuer challenges in writing the Lien on the Collateral under the Collateral Documents prior to the time that the Liens on the Collateral are to be released or (C) Parent, the Issuer or any Subsidiary Guarantor asserts in writing that any of the Collateral Documents is invalid or unenforceable, other than in accordance with its terms; or

(11) any Guarantee of Holding or Group, if Holding or Group is, at such time a Restricted Person, or of a Subsidiary Guarantor that is a Significant Subsidiary of Holding, ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(8) or 5.01(9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Notes Outstanding may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued but unpaid interest and Additional Interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration of acceleration, such principal of, premium, if any, and accrued interest and Additional Interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 5.01(8) or 5.01(9) occurs, then the principal amount of, premium, if any, and accrued interest and Additional Interest, if any, on the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made, the Holders of a majority in principal amount of the Notes Outstanding, by written notice to the Issuer and the Trustee, may waive all past defaults and rescind and annul such declaration and its consequences if

(1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay,

(A) all overdue interest and Additional Interest on all Outstanding Notes,

(B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, fees, expenses, disbursements and advances of the Trustee and its agents and counsel and any amounts due the Trustee under Section 6.06;

(2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) and accrued and unpaid interest and Additional Interest, if any, on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13; and

(3) the rescission, in the Opinion of Counsel, would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 5.01(6) shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such

Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by Parent or the Issuer and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 60-day period which has not been cured or waived during such period.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(a) default is made in the payment of any installment of interest and Additional Interest, if any, on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer will pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium and Additional Interest, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest and Additional Interest, if any, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 6.06.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, interest or Additional Interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium and Additional Interest, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 6.06) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article, or any money otherwise distributable in respect of the Issuer’s or the Guarantors’ obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any, or Additional Interest, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.06;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium and Additional Interest, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium and Additional Interest, if any) and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 5.07 Limitation on Suits. Except to enforce the right to receive payment of principal or, premium, if any, or interest or Additional Interest, if any, when due, no Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) such Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with the request;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XIV) and in such Note of the principal of (and premium and Additional Interest, if any) and (subject to Section 3.09) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or which, in the good faith determination of the Trustee, may be unjustly prejudicial to the Holders not consenting.

Section 5.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

(1) in respect of the payment of the principal of (or premium or Additional Interest, if any) or interest on any Note, or

(2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.08 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE VI

THE TRUSTEE

Section 6.01 Notice of Defaults; Certain Duties of Trustee.

(a) Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder actually known to the corporate trust officer having responsibility for the administration of this Indenture on behalf of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 5.01(6), no such notice to Holders shall be given until at least 30 days after the corporate trust officer having responsibility for the administration of this Indenture on behalf of Trustee has actual knowledge of the occurrence thereof.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 6.01(b) shall be in lieu of Section 315(a) of the Trust Indenture Act and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

(d) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

(i) this Section (d) does not limit the effect of Section (c) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of that series. This Section 6.01(d)(3) shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

(e) Subparagraphs (d)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the Trust Indenture Act and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

(f) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d), (e) and (g) and (h) of this Section 6.01.

(g) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

Section 6.02 Certain Rights of Trustee Subject to its duties and responsibilities under the Trust Indenture Act,

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Issuer or Parent mentioned herein shall be sufficiently evidenced by a written request or order signed in the name of the Issuer or Parent, as applicable, by the chairman of the board, the vice chairman, the chief executive officer, the president, any executive vice president, any senior vice president, the treasurer, the controller, or the secretary or assistant treasurer or assistant secretary of the Issuer or Parent, as applicable, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and Parent, personally or by agent or attorney at the sole cost of the Issuer and Parent and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Issuer or Parent deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(l) before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer’s Certificate or an Opinion of Counsel, and the Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith and without gross negligence in reliance on such certificate or opinion;

(m) the Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder;

(n) the Trustee shall have no duty to inquire as to the performance of the Issuer’s or Parent’s covenants herein; and

(o) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.03 Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustees certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of

Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture.

Section 6.04 May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.05 Money Held in Trust. Money held by the Trustee in trust hereunder shall be segregated from other funds. The Trustee shall be under no liability for interest on any money received by it hereunder.

Section 6.06 Compensation and Reimbursement. The Issuer agrees:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, accountants, experts and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(3) to indemnify the Trustee and each of its officers, directors, employees, attorneys-in-fact and agents for, and to hold it harmless against, any and all claim, demand, loss, liability or expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel) incurred without gross negligence or bad faith on its part, arising out of or in connection with the offering and sale of the Notes, or the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, a Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder and enforcing this indemnification provision.

The obligations of the Issuer under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(8) or (9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the resignation or removal of the Trustee or the termination or discharge of this Indenture.

Section 6.07 Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.08 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered in writing to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.09 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.10 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE VII

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 7.01 Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 7.02 Reports by Trustee.

(1) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01 Obligors May Consolidate, Etc., Only on Certain Terms. None of the Obligors shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into such Obligor and none of the Obligors will permit any of the Restricted Persons to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of such Obligor’s properties and assets or of such Obligor and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless:

(1) either (A) such Obligor shall be the continuing Person, or (B) the Person (if other than such Obligor) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of such Obligor will be a corporation, partnership or trust organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume (i) by a supplemental indenture, executed and delivered to the Trustee, all of such Obligor’s obligations with respect to the Notes or the Guarantee, as the case may be, and under this Indenture, (ii) all of such Obligor’s obligations under the Registration Rights Agreement pursuant to an agreement or agreements reasonably satisfactory to the Trustee and (iii) all of such Obligor’s obligations under the Collateral Documents pursuant to agreements or other documents reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of any Restricted Person in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) the Issuer, or any Person becoming the successor obligor to the Issuer with respect to the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraph (a) of Section 10.11; and

(4) such Obligor delivers to the Trustee an Officer’s Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3)) and Opinion of Counsel stating that such consolidation, merger sale, assignment, conveyance, transfer lease or other disposition and, if a supplemental indenture is required in connection with such transaction, that such supplemental indenture complies with this Article and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of Group, Holding or the Issuer, as the case may be, whose determination shall be conclusive and evidenced by a Board Resolution, the principal purpose of such transaction is to change its state of incorporation; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Notwithstanding the foregoing paragraph, (A) the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, Parent, (B) Parent shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, the Issuer, and (C) at no time shall either Parent have any direct Investment in any Restricted Person other than (i) the ownership by Holding of the Voting Stock of the Issuer and (ii) the ownership by Group of the Voting Stock of Holding.

Section 8.02 Successor Substituted. Upon any consolidation of an Obligor with or merger of an Obligor with or into any other corporation or any conveyance, transfer or lease of the properties and assets of an Obligor substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which such Obligor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Obligor under this Indenture with the same effect as if such successor Person had been named as such Obligor herein, and in the event of any such conveyance or transfer, such Obligor, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.

Section 8.03 Parent Guarantees to Be Secured in Certain Events.

(a) If upon any such consolidation of either Parent with or merger of either Parent into any other corporation, or upon any conveyance, lease or transfer of the property of either Parent substantially as an entirety to any other Person, any property or assets of such Parent would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 10.16 if such Parent were, at the time of the incurrence of such Lien, a Restricted Person, such Parent, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure such Parent’s Guarantee in respect of the Notes Outstanding prior to or, if such Indebtedness is First Lien Indebtedness, equally and ratably with the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien.

(b) Immediately upon the removal, termination or expiration of all Parent Lien Prohibitions with respect to either Group or Holding, all of the Collateral with respect to Group or Holding, as the case may be, shall become subject to the Secured Note Lien.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders. Without the consent of any Holders, the Issuer or the Guarantors, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Notes, the Guarantees or the Collateral Documents, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.09; or

(2) to cure any ambiguity, defect or inconsistency; or

(3) to secure the Parent Guarantees pursuant to the requirements of Section 8.03 or Section 10.16 or otherwise; or

(4) to provide for the issuance of Additional Notes; provided that such issuance shall otherwise be in accordance with the terms of the Indenture, including Section 10.11; or

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code; or

(6) to provide for the assumption of an Obligor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Obligor’s assets; or

(7) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture or the Collateral Documents of any such Holder or to confirm and evidence the release, termination or discharge of any Lien securing any Guarantee which release, termination or discharge is permitted by this Indenture and the Collateral Documents; or

(8) to provide for the release of a Guarantee of the Notes by a Restricted Subsidiary of the Issuer which release is otherwise permitted under this Indenture and would not result in a Default or Event of Default; or

(9) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Section 9.02 With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Issuer or Parent and the Trustee, the Issuer or the Guarantors, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees or the Collateral Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such documents or of modifying in any manner the rights of the Holders under such documents; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of or any installment of interest on any Note, or reduce the principal amount thereof (or premium or Additional Interest, if any) or the rate of interest thereon or change the coin or currency in which any Note or any premium or the interest thereon is payable or extend the time for the payment of interest, or alter the redemption provisions of, any Note, or impair the right of any Holder of the Notes to receive payment of, principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) of any Note; or

(2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

(3) waive a default in the payment of principal of (or premium, if any) or accrued and unpaid interest or Additional Interest, if any, on the Notes; or

(4) modify any provision of any Guarantees of the Notes in a manner adverse to the Holders; or

(5) modify any of the provisions of this Section or Sections 5.13 and Section 10.22, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

(6) change the currency of payment of principal of, or premium if any, or interest on any Note; or

(7) amend or modify any of the provisions of the Collateral Documents in any manner adverse to the Holders of the Notes or release any of the Collateral from the Liens under the Collateral Documents except (a) in accordance with the terms of such documents and this Indenture or (b) as permitted by Section 9.01.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 Execution of Amendments and Supplements. In executing, or accepting the additional trusts created by, any amendment or supplement permitted by this Article or the modifications thereby of the trusts created by this Indenture, the

Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such amendment or supplement is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or Collateral Document which affects the Trustee’s own rights, duties or immunities under this Indenture, such Collateral Document or otherwise.

Section 9.04 Effect of Amendments and Supplements. Upon the execution of any amendments and supplements under this Article, this Indenture or the applicable Collateral Document shall be modified in accordance therewith, and such supplemental indenture or amendment shall form a part of this Indenture or such Collateral Document, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee and the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and upon Issuer Order authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.07 Notice of Supplemental Indentures, Amendments and Supplements. Promptly after the execution by the Issuer, the Guarantors and the Trustee of any supplemental indenture or any other amendment or supplement pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture, amendment or supplement.

ARTICLE X

COVENANTS

Section 10.01 Payment of Principal, Premium, if Any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest and Additional Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

Section 10.02 Maintenance of Office or Agency. The Issuer will maintain in The City of New York, an office or agency (which may be a drop facility) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Trustee’s Corporate Trust Office shall initially be such office or agency for all such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the New York, New York address of the Trustee specified in the definition of “Corporate Trust Office,” and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03 Money for Note Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium or Additional Interest, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium or Additional Interest, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium or Additional Interest, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium and Additional Interest, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, Additional Interest or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of such action or any failure so to act.

The Issuer will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium and Additional Interest, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee prompt written notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal (and premium and Additional Interest, if any) or interest on the Notes; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium or Additional Interest, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium, Additional Interest or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 10.04 Corporate Existence. Subject to Article VIII, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of its Subsidiaries; provided, however, that Issuer shall not be required to preserve any such right or franchise if the Board of Directors of Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of Issuer and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.05 Payment of Taxes and Other Claims. Group will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon Group or any of its Subsidiaries or upon the income, profits or property of Group or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of Group or any of its Subsidiaries; provided, however, that Group shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 10.06 Maintenance of Properties. The Issuer will cause all properties owned by the Issuer or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

Section 10.07 Insurance. The Issuer will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Issuer to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

Section 10.08 Statement by Officers As to Default.

(a) The Issuer will deliver to the Trustee, within 90 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of Parent’s and the Issuer’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 10.08(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any of its Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $1,000,000), the Issuer shall deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event, notice or other action within five (5) Business Days of its occurrence.

(c) When any Registration Default (as defined in the Registration Rights Agreement) occurs, the Issuer shall promptly deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying the nature of such Registration Default. In addition, the Issuer shall deliver to the Trustee on each Interest Payment Date during the continuance of a Registration Default and on the Interest Payment Date following the cure of a Registration Default, an Officer’s Certificate specifying the amount of Additional Interest which have accrued and which are then owing under the Registration Rights Agreement.

Section 10.09 Provision of Financial Statements.

(a) Group will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not it has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that it would be required to file if it were subject to Section 13 or 15 of the Exchange Act which annual reports and quarterly reports must include the condensed consolidating financial information with respect to the Issuer required by Rule 3-10 of Regulation S-X under the Exchange Act. All such annual reports shall include the geographic segment financial information contemplated by Item 101(d) of Regulation S-K under the Securities Act and all such quarterly reports shall provide the same type of interim financial information that, as of the date of this Indenture, currently is its practice to provide.

(b) The Issuer also will be required (i) to file with the Trustee, and provide to each Holder, without cost to such Holder, copies of such reports and documents within fifteen (15) days after the date on which Group files such reports and documents with the Commission or the date on which Group would be required to file such reports and documents if it were so required, provided that for purposes of this clause (i), such reports and documents shall be deemed to have been furnished if they are electronically available via the Commission’s EDGAR System, and (ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at Group’s cost copies of such reports and documents to any prospective Holder promptly upon request.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 10.10 Repurchase of Notes upon a Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of its Notes at a purchase price in cash pursuant to the offer described below (the “Change of Control Offer”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record to receive interest on the relevant interest payment date) (the “Change of Control Payment”).

(b) [Intentionally Omitted]

(c) Within 45 days (but in the case of notice to the Trustee, as soon as practicable) following any Change of Control, the Issuer shall give to each Holder of the Notes and the Trustee in the manner provided in Section 1.06 a notice, identifying the Notes by CUSIP number and stating:

(i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 10.10 and that all Notes validly tendered will be accepted for payment;

(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(iii) that any Note not tendered will continue to accrue interest and Additional Interest, if any, pursuant to its terms;

(iv) that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, on and after the Change of Control Payment Date;

(v) that Holders electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day immediately preceding the Change of Control Payment Date;

(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

(d) [Intentionally Omitted]

(e) On the Change of Control Payment Date, the Issuer shall:

(i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

(iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuer.

The Paying Agent promptly shall mail, to the Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee promptly shall authenticate and mail to such Holders a new Note equal in principal amount of any unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Issuer is required to repurchase the Notes under this Section 10.10.

Section 10.11 Limitation on Indebtedness.

(a) Issuer will not, and will not permit any of the Restricted Persons to, Incur any Indebtedness, including Acquired Indebtedness (other than Existing Indebtedness and the Notes issued on the Closing Date); provided, however, that the Issuer and any Restricted Person may Incur Indebtedness, including Acquired Indebtedness, if immediately thereafter the ratio (the “Indebtedness to Consolidated Cash Flow Ratio”) of:

(A) the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of the Restricted Persons on a consolidated basis outstanding as of the Transaction Date to

(B) the Pro Forma Consolidated Cash Flow of the Restricted Persons for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness that had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than 3.5 to 1.0 or, if Group is, at the time of determination, a Restricted Person, 5.0 to 1.0.

(b) Notwithstanding the foregoing, any Restricted Person may Incur each and all of the following:

(i) Indebtedness of any Restricted Person under one or more Credit Facilities, which when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred by any Restricted Person pursuant to this clause (i), does not exceed $100 million;

(ii) Indebtedness (including Guarantees) Incurred by a Restricted Person after the Closing Date to finance the cost (including the cost of design, development, construction, acquisition, installation or integration) of equipment used in a Permitted Business or ownership rights with respect to indefeasible rights of use or minimum investment units (or similar ownership interests) in domestic or transnational fiber optic cable or other transmission facilities, in each case purchased or leased by a Restricted Person after the Closing Date (including acquisitions by way of Capitalized Leases and acquisitions of the Capital Stock of a Person that becomes a Restricted Person to the extent of the Fair Market Value (as determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) of such equipment, ownership rights or minimum investment units so acquired), provided, that the amount of Indebtedness Incurred under this clause (ii) shall not exceed $50.0 million in the aggregate at any one time outstanding;

(iii) Indebtedness of any Restricted Person to any other Restricted Person or Parent; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Person ceasing to be a Restricted Person or any subsequent transfer of such Indebtedness permitted by this clause (iii) (other than to another Restricted Person) shall be deemed, in each case, to constitute the incurrence of such Indebtedness; and provided further that Indebtedness to a Restricted Person or Parent (other than to the Issuer or to any Subsidiary Guarantor) must be subordinated in right of payment to the Notes or any applicable Guarantee, as the case may be;

(iv) Indebtedness of any Restricted Person issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of a Restricted Person, other than Indebtedness Incurred under clauses (i), (iii), (v), (viii), (ix) and (x) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (iv) if

(A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or any applicable Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the applicable Guarantee,

(B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any applicable Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is made subordinate expressly in right of payment to the Notes or the applicable Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and the applicable Guarantee, and

(C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Issuer be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Issuer pursuant to this clause (iv);

(v) Indebtedness of Parent or any Restricted Person:

(A) in respect of performance, bid, surety or appeal bonds, completion guarantees or guarantees or warranty of contractual service obligations provided in the ordinary course of business, and letters of credit or banker’s acceptances supporting Trade Payables or covering workers’ compensation, errors and omissions insurance, bid and performance, appeal or similar obligations, in each case provided in the ordinary course of business;

(B) under Currency Agreements and Interest Rate Agreements; provided that such agreements:

(a) are designed solely to protect any Restricted Person against fluctuation in foreign currency exchange rates or interest rates, and

(b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

(C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of any Restricted Person pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Person (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Person for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by any Restricted Person in connection with such disposition;

(vi) Indebtedness of any Restricted Person, as applicable, to the extent that the net proceeds thereof promptly are

(A) used to repurchase, (x) in the case of Indebtedness of the Issuer, Notes tendered in a Change of Control Offer, or (y) in the case of Indebtedness of a Restricted Person (other than the Issuer), any of the debt securities of that or another Restricted Person (other than the Issuer) tendered pursuant to a change of control offer similar to a Change of Control Offer, or

(B) deposited to defease all, (x) in the case of Indebtedness of the Issuer, of the Notes as described under Article XIV, or (y) in the case of Indebtedness of a Restricted Person (other than the Issuer), of the debt securities of that or another Restricted Person (other than the Issuer) of a particular series pursuant to a comparable provision in such securities;

(vii) Acquired Indebtedness not to exceed $100 million at any one time outstanding; provided that, as a result of such incurrence, in the case of Acquired Indebtedness incurred by any Restricted Person, the Indebtedness to Consolidated Cash Flow Ratio at the time of the incurrence of such Acquired Indebtedness and calculated giving pro forma effect to such incurrence (in accordance with the definition of “Indebtedness to Consolidated Cash Flow Ratio”) and the related Asset Acquisition as if the same had occurred at the beginning of the most recently ended two fiscal quarters, would have been less than, in the case of Acquired Indebtedness incurred directly by any Restricted Person, the Indebtedness to Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such incurrence and Asset Acquisition;

(viii) Indebtedness of Parent or a Restricted Person represented by a Guarantee of the Notes and any other Indebtedness permitted by and made in accordance with Section 8.03 or Section 10.18;

(ix) Indebtedness of any Restricted Person not otherwise permitted hereunder in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred by any Restricted Person pursuant to this clause (ix), does not exceed (A) $200 million at any one time outstanding minus (B) the outstanding amount of Notes issued on the date hereof; and

(x) Indebtedness of any Restricted Person arising from the honoring by a bank or other financial institution of a check or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within three business days of Incurrence.

(c) Notwithstanding any other provision of this Section 10.11, the maximum amount of Indebtedness that a Restricted Person may Incur pursuant to this Section 10.11 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining any particular amount of Indebtedness under this Section 10.11, Guarantees, Liens or obligations with respect to letters of credit, in each case supporting Indebtedness otherwise included in the determination of such particular amount, shall not be included. For purposes of determining compliance with this Section 10.11, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Parent in its sole discretion, shall classify and from time to time may reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. Indebtedness permitted by this Section 10.11 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 10.11 permitting such Indebtedness.

Section 10.12 Limitation on Restricted Payments. The Issuer will not, and will not permit any of the Restricted Persons directly or indirectly to:

(i) (A) declare or pay any dividend or make any distribution in respect of Group’s Capital Stock to any holders thereof (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire such shares of Capital Stock), or

(B) declare or pay any dividend or make any distribution in respect of the Capital Stock of any Restricted Person to any Person other than dividends and distributions payable (x) to another Restricted Person, (y) to all holders of Capital Stock of such Restricted Person on a pro rata basis, or (z) provided there is no Event of Default as set forth in Section 5.01 (1), (2) or (3), to Parent;

(ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of any Restricted Person held by any Person other than a Restricted Person;

(iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value of Subordinated Indebtedness; or

(iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively “Restricted Payments”);

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) The Restricted Persons could not Incur at least $1.00 of Indebtedness under paragraph (a) of Section 10.11; or

(C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) after the date of this Indenture shall exceed the sum of:

(1) the remainder of

(a) 100% of the aggregate amount of the Consolidated Cash Flow (determined by excluding income resulting from transfers of assets received by a Restricted Person from an Unrestricted Subsidiary of, if either Parent is not a Restricted Person, such Parent) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of Parent’s fourth fiscal quarter in 1999 and ending on the last day of the last full fiscal quarter preceding the Transaction Date, minus

(b) the product of 1.75 times cumulative Consolidated Fixed Charges accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of Parent’s fourth fiscal quarter in 1999 and ending on the last day of the last full fiscal quarter preceding the Transaction Date, plus

(2) the aggregate Net Cash Proceeds received by Parent on or after October 15, 1999 from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary, plus

(3) the aggregate Net Cash Proceeds received on or after October 15, 1999 by Parent from the issuance or sale of debt securities that have been converted into or exchanged for its Capital Stock (other than Redeemable Stock) together with the aggregate cash received by Parent at the time of such conversion or exchange, plus

(4) without duplication of any amount included in the calculation of Consolidated Cash Flow, in the case of repayment of, or return of capital in respect of, any Investment constituting a Restricted Payment made on or after October 15, 1999 and reducing the amount of Restricted Payments otherwise permitted under this clause (C), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case less the cost of the disposition of such Investment.

The foregoing provision shall not be violated by reason of:

(a) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

(b) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of a Restricted Person (including premium, if any, and accrued and unpaid interest) with the proceeds of, or in exchange for, Indebtedness of a Restricted Person Incurred under clause (iv) of paragraph (b) of Section 10.11;

(c) if Group is a Restricted Person, the repurchase, redemption or other acquisition of Capital Stock of Group with the proceeds of, or in exchange for, an offering of shares of Capital Stock of Group (other than Redeemable Stock) which proceeds are received or which Capital Stock is exchanged, tendered or surrendered, as the case maybe, no more than 60 days prior to, and no later than the date of, such repurchase, redemption or other acquisition;

(d) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of any Obligor (including premium, if any, and accrued and unpaid interest) with the proceeds of, or in exchange for, an offering of, shares of Capital Stock of Group (other than Redeemable Stock), which proceeds are received or which Subordinated Indebtedness is exchanged, surrendered or tendered, as the case may be, no more than 60 days prior to, and no later than the date of, such redemption, repurchase, defeasance or other acquisition or retirement for value;

(e) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies, if applicable, with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Restricted Persons;

(f) cash payments in lieu of the issuance of fractional shares issued in connection with the exercise of warrants, options or other rights to purchase, or the conversion of securities convertible into, Capital Stock of any Restricted Person;

(g) Investments in Permitted Businesses acquired in exchange for Capital Stock of Group (other than Redeemable Stock) or with the Net Cash Proceeds from the issuance and sale of such Capital Stock;

(h) the purchase by an Obligor of any Subordinated Indebtedness of any Obligor at a purchase price not greater than 101% of the principal amount thereof, together with accrued interest, if any, thereof in the event of a Change of Control in accordance with provisions similar to Section 10.10; provided that prior to such purchase the Issuer has made the Change of Control offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(i) if Group is a Restricted Person, repurchases of Capital Stock of Group, options, warrants or other rights to acquire such Capital Stock from employees, former employees, directors or former directors (or their heirs or estates) of Parent or any of its Subsidiary in an aggregate amount under this clause (i) not to exceed $5 million in any calendar year;

(j) if Group is a Restricted Person, repurchases of shares of Common Stock of Group that constitute odd lots, pursuant to a program for the repurchase of odd lots, in an aggregate amount not to exceed the sum of $2 million in any fiscal year;

(k) Restricted Payments not to exceed $25.0 million;

(l) other Restricted Payments not to exceed $20.0 million in the aggregate during any calendar year (with the entire unused amount in any calendar year, including previously carried over amounts, being permitted to be carried over for the next succeeding calendar year); provided, that such amount in any calendar year may be increased by an amount equal to Unclaimed Excess Proceeds (with the entire unused amount in any calendar year, including previously carried over amounts, being permitted to be carried over for the next succeeding calendar year); provided, further that upon the making of any such Restricted Payment (i) the Indebtedness to Consolidated Cash Flow Ratio, calculated giving pro forma effect to such Restricted Payment as if the same had been made at the beginning of the most recently ended two fiscal quarters, would be greater than zero and equal to or less than 1.5 to 1 or, if Group is, at the time of determination, a Restricted Person, 3.0 to 1; and

(m) the declaration and payment of dividends or distributions to holders of any class or series of Redeemable Stock of any Restricted Person issued or incurred in accordance with Section 10.11,

provided that, except in the case of clause (a), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than (1) a Restricted Payment referred to in clause (b) thereof, (2) an exchange of Capital Stock for Capital Stock or an exchange of Indebtedness for Capital Stock referred to in clauses (c) or (d) thereof or (3) an exchange of Capital Stock referred to in clause (g) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (c), (d) and (g) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 10.12 have been met with respect to any subsequent Restricted Payments.

Any Restricted Payments made other than in cash shall be valued at Fair Market Value as determined by the Board of Directors of Parent (whose determination shall be conclusive and evidenced by a Board Resolution). The amount of any Investment “outstanding” at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans, and release of guarantees, in each case of or to any Restricted Person with respect to such Investment (up to the amount of such Investment on the date made).

Section 10.13 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. So long as any of the Notes are Outstanding, Issuer will not, and will not permit any Restricted Person to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Person to:

(i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Person owned by Parent or any other Restricted Person;

(ii) pay any indebtedness owed to Parent or any other Restricted Person;

(iii) make loans or advances to Parent or any other Restricted Person; or

(iv) transfer any of its property or assets to Parent or any other Restricted Person.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(i) existing on the Closing Date in this Indenture, the Collateral Documents or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements, taken as a whole, are no less favorable in any material respect to the Holders of the Notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(ii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Issuer) and the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes;

(iii) existing under or by reason of applicable law;

(iv) existing with respect to any Person or the property or assets of such Person acquired by any Restricted Person, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and as the same may be amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings, taken as a whole, are no less favorable in any material respect to the Holders of the Notes than those encumbrances or restrictions that are then in effect and that are being so amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced;

(v) in the case of clause (iv) of the first paragraph of this Section 10.13,

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, construction financing agreement, license, conveyance or contract or similar property or asset, including, without limitation, customary non-assignment provisions in leases, Purchase Money Obligations and other similar agreements, in each case with respect to the property or assets subject thereto,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of any Restricted Person not otherwise prohibited by this Indenture, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of any Restricted Person in any manner material to any Restricted Person;

(vi) with respect to a Restricted Person and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Person; or

(vii) imposed by customary provisions in joint venture agreements and similar agreements that restrict the transfer of the interest in the joint venture.

Nothing contained in this Section 10.13 shall prevent any Restricted Person from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 10.16 or (2) restricting the sale or other disposition of property or assets of any Restricted Person that secure Indebtedness of any Restricted Person.

Section 10.14 Limitation on the Issuance and Sale of Voting Stock of Restricted Persons. Group shall at all times own, directly or indirectly, 100% of the Voting Stock of the Issuer. Issuer will not sell, transfer, convey or otherwise dispose of and will not permit any Restricted Person, directly or indirectly, to issue, transfer, convey, sell, lease or otherwise dispose of any shares of Voting Stock (including options, warrants or other rights to purchase shares of such Voting Stock) of a Restricted Person to any Person except:

(i) to Parent or a Restricted Person;

(ii) issuances of director’s qualifying shares, sales to foreign nationals or directors or employees of Parent or its Subsidiaries of shares of Voting Stock of non-U.S. Restricted Persons to the extent required by law or to the extent such issuances are required to obtain preferential treatment under law that does not adversely affect the rights of the Holders of the Notes in any material respect;

(iii) Voting Stock or options or other rights to acquire shares of Voting Stock (or shares of Voting Stock issued upon exercise of such options or other rights) granted to employees or directors of no more than two Restricted Persons designated by Group and identified in an Officer’s Certificate delivered to the Trustee (“Designated Subsidiaries”), pursuant to the terms of any management equity or compensation plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, that such Voting Stock, options and other rights to acquire shares, together with the issuance of shares of Voting Stock upon the exercise thereof, shall not represent more than 5.0% of the fully diluted Voting Stock of such Restricted Person; provided further, that if and only if any Designated Subsidiary ceases to be a Subsidiary of Parent, Parent may designate another Restricted Person in its place by identifying that Restricted Person in an Officer’s Certificate delivered to the Trustee and that Restricted Person shall thereupon be deemed a Designated Subsidiary for all purposes under this Indenture; and

(iv) issuances and sales of Voting Stock of Restricted Persons if:

(A) the Net Cash Proceeds from such issuance, transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section 10.17, and

(B) immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Person either continues to be a Restricted Person or, if such Restricted Person would no longer constitute a Restricted Person, then any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under

Section 10.12 if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition (valued as provided in the definition of “Investment”).

Notwithstanding the foregoing, Parent or any Restricted Person may sell all of the Voting Stock of a Restricted Person in compliance with the provisions of Section 10.17.

Section 10.15 Limitation on Transactions with Shareholders and Affiliates. Issuer will not, and will not permit any Restricted Person, directly or indirectly, to enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of Parent or with any Affiliate of Parent, unless:

(i) such transaction or series of transactions is on terms no less favorable to such Restricted Person than those that could be obtained in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate;

(ii) if such transaction or series of transactions involves aggregate consideration in excess of $10.0 million, then such transaction or series of transactions is approved by a majority of the Board of Directors of Group, including the approval of a majority of the independent, disinterested directors, and is evidenced by a resolution of the Board of Directors of Group; and

(iii) if such transaction or series of transactions involves aggregate consideration in excess of $25.0 million, then Issuer or such Restricted Person will deliver to the Trustee a written opinion as to the fairness to such Restricted Person of such transaction from a financial point of view from a nationally recognized investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by a nationally recognized appraisal firm or accounting firm). Any such transaction or series of transactions shall be conclusively deemed to be on terms no less favorable to Parent or such Restricted Person than those that could be obtained in an arm’s-length transaction if such transaction or transactions are approved by a majority of the Board of Directors of Group, including a majority of the independent, disinterested directors, and are evidenced by a resolution of the Board of Directors of Group.

The foregoing limitation does not limit, and will not apply to:

(a) any transaction between Parent and a Subsidiary of Parent or between a Restricted Person and a Subsidiary of Parent;

(b) the payment of reasonable and customary regular fees to directors of Parent or any Restricted Person who are not its employees and Indemnification Arrangements entered into by Parent or any Restricted Person and approved by the Board of Directors of Group;

(c) any Restricted Payments not prohibited by Section 10.12 and any Permitted Investment other than a Permitted Investment made pursuant to clause (ix) of the definition thereof;

(d) transactions provided for in the Employment Agreement as in effect on the Closing Date;

(e) loans and advances to employees of Parent or any Restricted Person not exceeding at any one time outstanding $5.0 million in the aggregate, in the ordinary course of business and in accordance with past practice;

(f) any issuance of shares of Capital Stock (other than Redeemable Stock) of Group and any options, warrants or other rights to acquire such Capital Stock;

(g) any issuance or sale of shares of Capital Stock (other than Redeemable Stock) of a Designated Subsidiary and any options, warrants or other rights to acquire such Capital Stock, in each case made in accordance with clause (iii) of Section 10.14;

(h) any employment arrangements entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and approved by the Board of Directors of Parent; and

(i) any tax-sharing agreement, and payments or other transactions pursuant thereto, between Group and any other Person with which Group files a consolidated tax return or with which Group is part of a consolidated group for tax purposes, in each case approved by the Board of Directors of Group.

Section 10.16 Limitation on Liens. Under the terms of this Indenture, Issuer will not, and will not permit any Restricted Person to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or properties of any character (including, without limitation, licenses and trademarks), or any shares of Capital Stock or Indebtedness of any Restricted Person.

Section 10.17 Limitation on Asset Sales. Issuer will not, and will not permit any Restricted Person to, make any Asset Sale unless (i) the Restricted Person, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value of the assets sold or disposed of as determined by the good-faith judgment of the Board of Directors of Group, which determination, in each case where such Fair Market Value is greater than $10.0 million, will be evidenced by a Board Resolution and (ii) at least 75% of the consideration received for such sale or other disposition consists of cash or cash equivalents, Marketable Securities or the assumption of First Lien Indebtedness.

Issuer shall, or shall cause the relevant Restricted Person to, within 360 days after the date of receipt of the Net Cash Proceeds from an Asset Sale, (i) (A) apply an amount equal to such Net Cash Proceeds to permanently reduce, repay, redeem or repurchase unsubordinated Indebtedness of the Issuer or any Restricted Person that is not a Guarantor, in each case owing to a Person other than any Restricted Person; provided that if such First Lien Indebtedness (other than secured Indebtedness under any Credit Facility) is pari passu with the Notes, then the

Issuer will ratably reduce, repay, redeem or repurchase Indebtedness under the Notes, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in long-term property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 360-day period referred to above) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section 10.17. The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 360-day period referred to above in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $15.0 million, the Issuer must, not later than the 45th Business Day thereafter, make an offer (an Excess Proceeds Offer) to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Proportionate Share of the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued and unpaid interest to the date of purchase (the “Excess Proceeds Payment”).

The Issuer shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder, identifying the Notes by CUSIP number and stating:

(i) that the Excess Proceeds Offer is being made pursuant to this Section 10.17 and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Excess Proceeds Payment Date”);

(iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

(iv) that, unless the Issuer defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

(v) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

On the Excess Proceeds Payment Date, the Issuer shall:

(i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer up to the Proportionate Share of such Excess Proceeds;

(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

(iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuer.

The Paying Agent promptly shall mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall upon Issuer Order promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 10.17, the Trustee shall act as the Paying Agent.

The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Issuer receives such Excess Proceeds under this Section 10.17 and is required to repurchase Notes as described above.

Section 10.18 Limitation on Issuances of Guarantees of Indebtedness by Restricted Persons.

(a) Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of any Obligor, other than Indebtedness under Credit Facilities incurred under clause (i) or (ix) of paragraph (b) of Section 10.11.

(b) Notwithstanding the foregoing, any Guarantee by a Subsidiary Guarantor may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of Group, of all of Group’s and each Restricted Person’s Capital Stock in, or all or substantially all of the assets of, such

Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the designation of such Restricted Person as an Unrestricted Subsidiary in accordance with this Indenture, or (iii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

(c) The Issuer will cause each Subsidiary that is a domestic Restricted Person that guarantees, assumes or in any other manner become liable with respect to the First Lien Term Loan or any Other First Lien Indebtedness to, at the same time, execute and deliver to the Trustee a Guarantee in the form set forth in Exhibit B hereto and to grant a Lien under the Collateral Documents on substantially all of its assets to the extent not already subject to the Lien under the Collateral Documents.

Section 10.19 Business of Parent. Issuer will not, and will not permit any Restricted Person to, be principally engaged in any business or activity other than a Permitted Business.

Section 10.20 Limitations on Layering of Indebtedness. The Issuer shall not, directly or indirectly, incur any Indebtedness that is, or purports to be by its terms (or by the terms of any agreement governing such Indebtedness), subordinate or junior in right of payment to any senior debt of the Issuer and senior in any respect in right of payment to the Notes. No Guarantor shall, directly or indirectly, incur any Indebtedness that is, or purports to be by its terms (or by the terms of any agreement governing such Indebtedness), subordinate or junior in right of payment to any senior debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Guarantee. No Restricted Person shall, directly or indirectly, grant a Lien to any creditor on an Indebtedness other than the First Lien Term Loan Credit Facility or any Other First Lien Indebtedness which Lien is, or purports to be by its terms (or by terms of any agreement governing such Indebtedness), subordinate or junior to or having a lesser priority than the First Liens and senior in any respect or having priority over the Secured Note Lien. For purposes hereof, unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness solely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person shall not be deemed to be subordinate or junior to Indebtedness that is guaranteed by such Person solely because it is not so guaranteed.

Section 10.21 No Impairment of Security Interest. Neither the Issuer nor any Guarantor will take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Holders; provided that the release of Collateral in accordance with the provisions of this Indenture and the Collateral Documents shall not be deemed to impair the security interests granted hereunder or under the Collateral Documents.

Section 10.22 Waiver of Certain Covenants. The Issuer or any Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Section 8.03 or Sections 10.07 through 10.21, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and each Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE XI

REDEMPTION OF NOTES

Section 11.01 Right of Redemption.

(a) The Notes may be redeemed, at the election of the Issuer, as a whole or from time to time in part, at any time on or after February 26, 2008, subject to the conditions and at the Redemption Prices specified in the Notes, together with accrued interest to the Redemption Date.

(b) Notwithstanding the foregoing, prior to February 26, 2008, the Issuer may redeem up to 35% of the originally issued aggregate principal amount of the Notes on one or more occasions with the Net Cash Proceeds of one or more Equity Offerings, to the extent such Net Cash Proceeds have been contributed to the Issuer as common equity, at a redemption price equal to 100.00% of the aggregate principal amount thereof, plus accrued interest, if any, and Additional Interest, if any, thereon to the Redemption Date; provided that, immediately after giving effect to such redemption, at least 65% of the originally issued aggregate principal amount of the Notes remains Outstanding; and provided further that notice of such redemptions shall be given within 60 days of the date of closing of any such Equity Offering.

Section 11.02 Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 11.03 Election to Redeem Notice to Trustee. The election of the Issuer to redeem any Notes pursuant to Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer, the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 11.04.

Section 11.04 Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 11.05 Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

All notices of redemption shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.07, if any,

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the Redemption Price (and accrued interest and Additional Interest, if any, to the Redemption Date payable as provided in Section 11.07) will become due and payable upon each such Note, or the portion, thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

(6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest and Additional Interest, if any.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer.

Section 11.06 Deposit of Redemption Price. Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the

Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and Additional Interest, if any, and accrued interest on, all the Notes which are to be redeemed on that date.

Section 11.07 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with Additional Interest and accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with Additional Interest and accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.09.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 11.08 Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall upon Issuer Order authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE XII

GUARANTEES

Section 12.01 Guarantee. Each Guarantor hereby irrevocably and unconditionally guarantees, as primary obligor and not as surety, to each Holder of the Notes and the Trustee the performance and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all monetary obligations of the Issuer under this Indenture and the Notes, whether for principal of, or interest or Additional Interest on, the Notes, indemnification or otherwise (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

Each Guarantor waives presentation to, demand of payment from and protest to, the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; or (e) any change in the ownership of the Issuer.

Each Guarantor further agrees that its Guarantee constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Guarantee shall remain, in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantor Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of the Guarantor Guarantee.

Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section and such costs and expenses shall constitute Guaranteed Obligations entitled to the rights and benefits of its Guarantee.

Section 12.02 Execution and Delivery of Guarantee.

(a) To evidence its Guarantee set forth in Section 12.01, each of the Guarantors hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit B hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

(b) Each of the Guarantors hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c) If an officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof, hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 12.03 Limitation on Liability; Termination, Release and Discharge.

(a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for the purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, as the case may be, that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor, as the case may be, in respect of the obligations of such other Guarantor, as the case may be, under this Article XII, result in the obligations of such Guarantor, as the case may be, under its Guarantee not constituting a fraudulent transfer or conveyance.

(b) Each Guarantor will be deemed released from all its obligations under this Indenture, and its Guarantee and such Guarantee will terminate upon (i) the legal defeasance of the Notes pursuant to the provisions of Article XIV hereof or (ii) the satisfaction and discharge of the Indenture pursuant to the provisions of Article IV hereof.

Section 12.04 No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE XIII

COLLATERAL AND SECURITY DOCUMENTS

Section 13.01 Collateral and Security Documents. In order to secure the obligations of the Issuer and the Subsidiary Guarantors under their respective Guarantees, the Issuer and the Subsidiary Guarantors have entered into or shall enter into the Collateral Documents and grant, in favor of the Collateral Agent for the benefit of the Holders of the Notes, the Secured Note Liens on the Collateral in accordance with the terms of the Collateral Documents. The rights and remedies of the Trustee under the Collateral Documents in respect of the Secured Note Liens and the Collateral are subordinate and subject to the rights and remedies of the holders of the First Liens in accordance with the terms of the Intercreditor Agreement. In the event of a conflict between the terms of this Indenture and the Intercreditor Agreement, the Intercreditor Agreement shall control.

(a) Each Holder, by accepting such Note, agrees to all of the terms and provisions of the Collateral Documents and the Intercreditor Agreement, including, without limitation, the provisions thereof that effect a subordination of the Lien of the Trustee under the Collateral Documents to the First Lien, and authorizes the Trustee to accept the benefits of, and execute and deliver, the Collateral Documents and the Intercreditor Agreement in accordance with their respective terms.

(b) Neither the Issuer nor any Subsidiary Guarantor shall, or shall cause or permit any of its Subsidiaries to, intentionally grant a Lien on any of its Collateral to or for the benefit of the lenders under the First Lien Term Loan Credit Facility or any Other First Lien Indebtedness (including any such grant to any agent or trustee on their behalf, including, without limitation, the collateral agent under the First Lien Term Loan Collateral Agreement) unless a Lien with respect to such Collateral is granted on substantially the same terms, subject to the Collateral Documents and the Intercreditor Agreement, in favor of the Trustee for the benefit of the Holders.

(c) The Issuer and each Subsidiary Guarantor shall use its best efforts to perfect all Secured Note Liens on the Collateral as soon as practicable, including, without limitation, by filing the appropriate notifications under applicable law.

Section 13.02 Opinion of Counsel. So long as the Collateral Documents have not been terminated in accordance with the terms thereof, the Issuer shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the TIA, promptly after the execution and delivery of this Indenture and, thereafter at least annually, within 30 days after February 26 of each year (commencing with February 26, 2008), an Opinion of Counsel either stating that in the opinion of such counsel, subject to customary assumptions and exclusions, such action has been taken with respect to the recording, filing, recording and refiling of this Indenture or any Collateral Document as is necessary to maintain the Secured Note Liens granted thereunder as of such date and during the succeeding 12 months, and reciting the details of such action, or stating that in the opinion of such counsel, subject to customary assumptions and exclusions, no such action is necessary to maintain such Secured Note Liens granted thereunder.

Section 13.03 Possession, Use and Release of Collateral. Subject to the terms of the Collateral Documents, the Issuer and each Guarantor shall remain in possession and retain exclusive control of the Collateral of such Guarantor, if any, securing the Guarantee (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Trustee in accordance with the provisions of the Collateral Documents and other than as set forth in the Collateral Documents) to collect, invest and dispose of any income therefrom and to vote pledged shares.

(a) Each Holder by accepting such Note, acknowledges that the persons entitled to the benefit of the First Liens or the collateral agent under the First Lien Term Loan Collateral Agreement, as applicable, may (x) direct such collateral agent (as the person to whom the First Liens are directly granted) to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders or the Trustee, (y) agree to modify the Collateral Documents under which the First Liens arise, without the consent of the Holders or the Trustee and (z) accept and enter into additional collateral documents under which First Liens are granted, in each case to better protect their rights under the First Liens, to secure additional Indebtedness or to add additional secured creditors, provided in each case and to the extent that such actions, modifications or additional collateral documents do not violate the provisions of the Intercreditor Agreement.

(b) The parties hereto hereby agree and acknowledge that the Collateral may be released by the Trustee at any time in accordance with the provisions of the Collateral Documents and this Indenture or upon the termination of this Indenture and, in any such case, the Collateral so released shall automatically be released as Collateral for the Notes without any action on the part of the Trustee or the Holders. For the purposes of the TIA, the release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Collateral Documents if and to the extent the Collateral is released pursuant to the Collateral Documents or upon the termination of this Indenture.

Section 13.04 Certificates of Issuer. The Issuer shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by Section 314(d) of the TIA and the Collateral Documents, if any. The Trustee may, to the extent permitted by Sections 6.01 and 6.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents. Any certificate or opinion required by Section 314(d) of the TIA, if applicable, may be made by an officer of the Issuer or Parent except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of Section 314(d) of the TIA.

Section 13.05 Authorization of Actions to be Taken by the Trustee under the Collateral Documents.

(a) The Trustee shall be the representative on behalf of the Holders and shall act upon the written direction of the Holders with regard to all voting consent and other rights granted to the Holders under the Collateral Documents. Subject to the provisions of the Collateral Documents, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Subsidiary Guarantors hereunder. Subject to the provisions of the Collateral Documents, the Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits and proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on the part of the Trustee hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Subsidiary Guarantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

Section 13.06 Authorization of Receipt of Funds by the Trustee under the Collateral Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed by the Collateral Agent under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents, subject to the terms of the Intercreditor Agreement.

Section 13.07 Release upon Termination of Obligations.

(a) If (i) the Issuer delivers an Officer’s Certificate and an Opinion of Counsel certifying that all of its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article IV hereof, (ii) all outstanding Notes issued under this Indenture shall be surrendered to the Trustee for cancellation, (iii) the release of the Collateral in accordance with the terms of the Collateral Documents occurs or (iv) any other release of the Collateral as security for obligations of the Issuer and the Guarantors occurs, the Trustee shall deliver to the Collateral Agent a notice stating that the Trustee, for itself and on behalf of all Holders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral on behalf of the Trustee for the benefit of the Holders.

(b) Any release of Collateral made in compliance with this Section 13.07 shall not be deemed to impair the Lien under the Collateral Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Collateral Documents.

ARTICLE XIV

DEFEASANCE AND COVENANT DEFEASANCE

Section 14.01 Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 14.02 or Section 14.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article XIV.

Section 14.02 Defeasance and Discharge.

Upon the Issuer’s exercise under Section 14.01 of the option applicable to this Section 14.02, the Issuer shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest and Additional Interest, if any, on such Notes when such payments are due, (B) the Issuer’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.08, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XIV. Subject to compliance with this Article XIV, the Issuer may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03 with respect to the Notes.

Section 14.03 Covenant Defeasance. Upon the Issuer’s exercise under Section 14.01 of the option applicable to this Section 14.03, Parent and the Issuer shall be released from their respective obligations under any covenant contained in Section 8.01(3) and Section 8.03 and in Sections 10.07 through 10.20 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, Parent and the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(5), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 14.04 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 14.02 or Section 14.03 to the Outstanding Notes:

(1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article XIV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) cash in United States dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any), interest and Additional Interest, if any, on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest and Additional Interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act, as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of Section 5.01 hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) [Intentionally Omitted]

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which it is bound.

(5) In the case of an election under Section 14.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since February 26, 2007, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6) In the case of an election under Section 14.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(7) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with.

Section 14.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.05, the “Trustee”) pursuant to Section 14.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium and Additional Interest, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 14.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 14.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.02 or 14.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.05; provided, however, that if the Issuer makes any payment of principal of (or premium or Additional Interest, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PRIMUS TELECOMMUNICATIONS IHC, INC.

By:
Name:
Title:

Parent Guarantors:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

Subsidiary Guarantors:

PRIMUS TELECOMMUNICATIONS, INC. TRESCOM INTERNATIONAL, INC. LEAST COST ROUTING, INC. TRESCOM U.S.A., INC. IPRIMUS USA, INC. IPRIMUS.COM, INC.

By:
Name:
Title:

Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Signature Page to Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

PRIMUS TELECOMMUNICATIONS IHC, INC.

14.25% [Series B]1 Senior Secured Note Due 2011

[CUSIP] [CINS]

No.	$

Primus Telecommunications IHC, Inc., a Delaware corporation (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of United States dollars on May 20, 2011, at the office or agency of the Issuer referred to below, and to pay interest thereon on May 31, 2007 and semi-annually thereafter, on May 31 and November 30 in each year, from February 26, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 14.25% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of February 26, 2007 (the “Registration Rights Agreement”), among the Issuer, Primus Telecommunications Group, Incorporated, Primus Telecommunications Holding, Inc., the subsidiaries party thereto and the Holders party thereto. In the event that either (i) any of the Registration Statements required by the Registration Rights Agreement is not declared effective by the Commission on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the “Effectiveness Target Date”), (ii) the Exchange Offer has not been

[1]	Include only for Exchange Notes.

consummated on or prior to the date specified for such consummation in the Registration Rights Agreement or (iii) any Registration Statement required by the Registration Rights Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose (in the case of the Exchange Offer Registration Statement referred to in the Registration Rights Agreement, at any time after the Effectiveness Target Date and, in the case of a Shelf Registration Statement referred to in the Registration Rights Agreement, at any time but subject to certain permitted suspensions as more fully described in the Registration Rights Agreement) without being succeeded within five Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is declared effective within such five Business Day period (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), additional cash interest (“Additional Interest”) shall accrue to each Holder of the Notes commencing upon the occurrence of such Registration Default in an amount equal to .25% per annum of the principal amount of Notes held by such Holder. The amount of Additional Interest will increase by an additional .25% per annum of the principal amount of Notes with respect to each subsequent 90-day period (or portion thereof) until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 1.00% per annum of the principal amount of Notes. All accrued Additional Interest will be paid to Holders by the Issuer in the same manner as interest is paid pursuant to the Indenture. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

If a Holder has given wire instructions to the Issuer, the Issuer will pay all principal of (and premium and Additional Interest, if any) and interest on such Holder’s Notes in accordance with those instructions. Otherwise, payment of the principal of (and premium and Additional Interest, if any) and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided , however , that payment of interest may be made at the option of the Issuer (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

PRIMUS TELECOMMUNICATIONS IHC, INC.

By:
Name: Title:

Attest:

Authorized Signature

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

PRIMUS TELECOMMUNICATIONS IHC, INC.

14.25% [Series B]2 Senior Secured Notes Due 2011

This Note is one of a duly authorized issue of notes of the Issuer designated as its 14.25% Senior Secured Notes Due 2011 (herein called the “Notes”), which may be issued under an indenture (herein called the “Indenture”) dated as of February 26, 2007 among the Issuer, Primus Telecommunications Group, Incorporated (“Group”), Primus Telecommunications Holding, Inc. (“Holding” and, together with Group, “Parent”), the subsidiaries party thereto (the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”) and U.S. Bank National Association, trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, Parent, the Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The performance and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all monetary obligations of the Issuer under this Indenture and the Notes, whether for principal of, or interest or Additional Interest on, the Notes, indemnification or otherwise, are unconditionally guaranteed by Parent as set forth in the Indenture.

The Notes are subject to redemption upon not less than 30 nor more than 60 days prior notice, in whole or in part, at any time or from time to time on or after February 26, 2008 and prior to Maturity, at the election of the Issuer, at Redemption Prices (expressed in percentages of principal amount thereof), plus accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning February 26 of the years indicated:

Redemption
2008	102.00%
2009	101.00%
2010 (and thereafter)	100.00%

Notwithstanding the foregoing, prior to February 26, 2008, the Issuer may on any one or more occasions redeem up to 35% of the originally issued principal amount of Notes at a redemption price of 100.00% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings to the extent such Net Cash Proceeds have been contributed to the Issuer as common equity; provided (i) that at least 65% of the originally issued principal amount

[1]	Include only for Exchange Notes.

of Notes remains outstanding immediately after giving effect to such redemption and (ii) that notice of such redemption is mailed within 60 days of the closing of each such Equity Offering.

Upon the occurrence of a Change of Control, the Holder of this Note may require the Issuer, subject to certain limitations provided in the Indenture, to repurchase all or any part of this Note at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

Under certain circumstances, in the event the Net Cash Proceeds received by the Issuer from an Asset Sale, which proceeds are not used to (i) (A) apply an amount equal to such Net Cash Proceeds to permanently reduce, repay, redeem or repurchase First Lien Indebtedness of any Restricted Person that is not a Guarantor, in each case owing to a Person other than any Restricted Person; provided that if such unsubordinated Indebtedness (other than secured Indebtedness under any Credit Facility) is pari passu with the Notes, then the Issuer will ratably reduce, repay, redeem or repurchase Indebtedness under the Notes, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in long-term property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer and the Restricted Persons existing on the date of such investment (as determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 360-day period immediately following the date of receipt of the Net Cash Proceeds from an Asset Sale) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) in accordance with the Indenture, the Issuer shall be required to make an offer to all Holders to purchase the maximum principal amount of Notes, in an integral multiple of $1,000, that may be purchased out of such amount at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued, unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to any offer to purchase shall receive an Excess Proceeds Offer from the Issuer prior to any related Excess Proceeds Payment Date.

In the case of any redemption or repurchase of Notes, interest installments and Additional Interest, if any, whose Stated Maturity is on or prior to the Redemption Date or Excess Proceeds Payment Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or Excess Proceeds Payment Date, as the case may be.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Issuer with certain conditions set forth therein, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herewith or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest and Additional Interest, if any, on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered on the Note Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________ its attorney to transfer such Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES

OTHER THAN EXCHANGE NOTES AND OFFSHORE PHYSICAL NOTES]

In connection with any transfer of this Note occurring prior to the date which is the earlier of the (i) date of an effective Registration Statement or (ii) two years after the later of the original issuance of this Note or the last date on which this Note was held by an Affiliate of the Issuer, the undersigned confirms that without utilizing any general solicitation or general advertising:

[Check One]

☐	(a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder,

or

☐	(b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.05 of the Indenture shall have been satisfied.

Date:
	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee*:

*	Guarantor must be a member of the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange Medallion Signature Program (“MSP”) or the Stock Exchange Medallion Program (“SEMP”)

DTC Participant Number: _________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it or such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and that each is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that each is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
	NOTICE:	To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Issuer pursuant to Section 10.10 or 10.17 of the Indenture, check the Box: ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 10.10 or 10.17 of the Indenture, state the amount (in original principal amount) below:

$            .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*: ________________________________________________________

*	Guarantor must be a member of the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange Medallion Signature Program (“MSP”) or the Stock Exchange Medallion Program (“SEMP”)

DTC Participant Number: _________________

EXHIBIT B

[FORM OF GUARANTEE]

For value received, the undersigned (including any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 26, 2007 (as amended and supplemented, the “Indenture”) between Primus Telecommunications IHC, Inc. (the “Issuer”), each of the Guarantors named in the Indenture (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment by the Issuer of the principal of, premium, if any, Additional Interest, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment by the Issuer of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid by the Issuer in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

The terms of the Indenture, including, without limitation, Article XII of the Indenture, are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

[NAME OF GUARANTOR]

By:
Name: Title:

B-1

EXHIBIT C

14.25% Senior Secured Notes due May 20, 2011

Transfer Certificate

In connection with any transfer of any of the Securities or beneficial interest in a Global Note that is a Restricted Note within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner or beneficial owner of this Security hereby certifies with respect to $                     principal amount of the above-captioned Securities (the “Surrendered Securities”) presented or surrendered on the date hereof for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered or beneficial owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐	A transfer of the Surrendered Securities is made to the Issuer or any subsidiaries; or

☐	The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Securities complies with Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Issuer.

DATE:

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

DTC Participant Number: _________________

C-1